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                                                                     DRAFT




                    [Narragansett Electric Stationery]


                          Certificate as to Form
                      First Mortgage Bonds, Series __
                     __________ Supplemental Indenture
                      Original Issue Date:__________



                                        [DATE]



Rhode Island Hospital Trust National Bank
      (Successor by merger to Rhode Island
      Hospital Trust Company)
  Trustee under First Mortgage Indenture
  and Deed of Trust, dated as of September 1, 1944
  as supplemented (the Indenture, including the
  __________ Supplemental Indenture dated as of
  ______________________
One Hospital Trust Plaza
Providence, Rhode Island 02903

Dear Trustee:

       The undersigned, _____________ of the Narragansett Electric Company (the Company), in connection with the certification and delivery of the Company's First Mortgage Bonds, Series __ (the New Bonds), hereby establishes the following terms and conditions pursuant to Section 1 of Article III of the __________ Supplemental Indenture for a new issue thereof:

      Issue Designation:                      ________________________

      Principal Amount:                       ________________________

      Date of Maturity:                       ________________________

      Interest Rate:                          ________________________

      Interest Payment Months:                ________________________

      Normal Record Months:                   ________________________

      Certificated or Book-Entry Only:        ________________________

      Bond Form:                              ________________________

      Distinguishing Letters/Numbers:         ________________________

      Date of First Certification
      and Delivery:                           ________________________

      Original Issue Discount:                ________, if applicable,
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            Total Amount of Discount:         ________________________

            Date of First Interest Payment:   ________________________

      Initial Price to Public:                ________________________
                                              (percentage)

      Restrictions on Call:                   ________________________

      Restrictions on Refunding:              ________________________
                                              (rate of effective
                                               interest cost)

      Provisions for Redemption:              ________________________
                                              (years of par call)


      Applicable Redemption Prices:

   IF REDEEMED AT
   ANY TIME IN THE
     RESPECTIVE
   TWELVE MONTHS'
  PERIOD BEGINNING
   _____________ 1                 GENERAL                    SPECIAL
   IN EACH OF THE                REDEMPTION                 REDEMPTION
  FOLLOWING YEARS:                 PRICES                     PRICES
  ---------------                 ----------                  ----------

   I have read the applicable provisions of the Indenture, particularly Section
3.02 of the Indenture and Section 1, Article III of the __________ Supplemental Indenture, compliance with which is a condition precedent to certification and delivery of the New Bonds requested by the Company's application and have made such examination and investigation as in my opinion is necessary to enable me to express an informed opinion as to the matters covered in this certificate. In my opinion, there has been compliance with all requirements of the Indenture with respect to the furnishing of this certificate.




   All statements made in this certificate are true with reference to all pertinent definitions and uses of terms in the Indenture.

                                        Very truly yours,

                                              DRAFT

                                        ____________________________________

                                        Name:
                                        Title: